                                                                    Exhibit I


                             JOINT FILING AGREEMENT
                          PURSUANT TO RULE 13d-1(f)(1)

           This Joint Filing Agreement dated as at February 10, 1997 between Foreign & Colonial Management Limited, a company organized under the laws of England, and Hypo Foreign & Colonial Management (Holdings) Limited, a company also organized under the laws of England (collectively, the "Reporting Entities").

                               W I T N E S S E T H

           WHEREAS, the Reporting Entities may be required to file a statement, and amendments thereto, containing the information required by Schedule 13D or 13G pursuant to Section 13(d) of the Securities Exchange Act 1934 (the "Exchange Act"), and Rule 13d-1 promulgated thereunder, in connection with the acquisition of shares of common stock of Host Marriott Services Corporation, a Delaware corporation, and

           WHEREAS, pursuant to Paragraph (f) of Rule 13d-1, the undersigned desire to satisfy any schedule 13D or 13G filing obligation under Rule 13d-1 by a single joint filing.

           NOW, THEREFORE, in consideration of the premises, the undersigned hereto agree as follows:

           1. The undersigned agree that any Statement on Schedule 13D or 13G to which this Agreement is attached, and any Amendments to such Statement, are filed on behalf of each one of them.

           2. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

           IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered on the date above indicated.

                                          FOREIGN & COLONIAL INVESTMENT LIMITED

                                          By:        /s/
                                                     Name: Andrew C. Barker
                                                     Title: Director


                                           HYPO FOREIGN & COLONIAL MANAGEMENT
                                           (HOLDINGS) LIMITED

                                           By:        /s/
                                                      Name: Rob G. Donkin
                                                      Title: Secretary